Exhibit 99.1
FHLBANK TOPEKA ANNOUNCES FIRST QUARTER 2017 OPERATING RESULTS

April 27, 2017 - FHLBank Topeka (FHLBank) announces its first quarter 2017 operating results. FHLBank is reporting net income computed in accordance with U.S. generally accepted accounting principles (GAAP) of $53.7 million for the three months ended March 31, 2017 compared to $40.5 million for the three months ended March 31, 2016. Other operating highlights from the first quarter of 2017 are presented below. FHLBank expects to file its Form 10-Q for the quarter ended March 31, 2017 with the Securities and Exchange Commission (SEC) on or about May 4, 2017.

President’s Comments
“The first quarter of 2017 represents another strong quarter of financial results for FHLBank Topeka,” said Mark E. Yardley, President and CEO of FHLBank Topeka. “Net interest income and net income both increased for the first quarter of 2017 from those recorded in the first and fourth quarters of 2016. While first quarter net income was higher because of improvements in mark-to-market gains/losses on derivatives and trading securities, our increase in net interest income reflects positively on the financial results from our core business of making advances to and buying mortgage loans from our members. These strong earnings allowed us to increase our first quarter Class B stock dividend to 6.50 percent from the 6.00 percent paid during 2016. As a cooperative, we recognize the importance of providing a strong and stable dividend on our Class B activity stock, which rewards the users of our advance products and thereby lowers the cost of advances for our members.”

Operating Highlights

•
Net income increased $13.2 million, or 32.7 percent, for the quarter ended March 31, 2017 compared to the quarter ended March 31, 2016 due in large part to the fair value fluctuations on derivatives and hedging activities and trading securities described below;

•
Net interest income, FHLBank's largest source of income, increased $1.8 million, or 2.8 percent, for the quarter ended March 31, 2017 compared to the prior year period due primarily to the maturing and callable debt replaced in 2016 at a lower cost and the general increase in market interest rates on interest-earning assets;

•
Net interest margin decreased from 0.55 percent for the quarter ended March 31, 2016 to 0.54 percent for the quarter ended March 31, 2017 as a result of a decrease in spreads across most portfolios, with the exception of our mortgage loan portfolio and our mortgage-backed securities (MBS) portfolio;

•
Return on average equity (ROE) increased to 9.58 percent for the quarter ended March 31, 2017 compared to 7.78 percent for the quarter ended March 31, 2016 as a result of the increase in net income largely attributed to the positive fair value fluctuations on derivatives and hedging activities and trading securities;

•	Total assets increased $1.9 billion, or 4.1 percent, from December 31, 2016 to March 31, 2017; and

•
FHLBank increased the dividend paid on the average outstanding shares of its Class B Common Stock to 6.5 percent during the current quarter, which effectively reduces the total cost of advances for our members.

GAAP Income
The $13.2 million increase in net income for the quarter ended March 31, 2017 was primarily a result of fair value fluctuations on derivatives and hedging activities and trading securities compared to the prior year period. The difference between swap spreads and mortgage spreads improved during the first quarter of 2017 compared to the prior year quarter, which resulted in a net increase in fair value gains on derivatives and trading securities of $14.6 million. The increase in net interest income for the quarter ended March 31, 2017 when compared to the same period in 2016 was the result of an increase in fixed-rate MBS at attractive spreads, the replacement at a lower cost of some maturing and callable consolidated obligation bonds funding mortgage loans, which partially offset the increased cost of short-term debt, and an overall increase in interest-earning assets at higher market interest rates. Despite the increase in net interest income, our net interest margin declined by one basis point due primarily due to changes in asset composition and the increase in the funding cost of discount notes. The increase in net income resulted in an increase in ROE for the quarter ended March 31, 2017 compared to the same period in the prior year, despite the increase in average capital.

Adjusted Income and Adjusted Return on Equity
FHLBank’s adjusted income, a non-GAAP financial measure which excludes fair value changes in derivatives and trading securities as well as prepayment fees on terminated advances, increased $6.8 million for the three months ended March 31, 2017 compared to the same period in the prior year. The increase was due primarily to increased adjusted net interest income, which includes the impact of net interest settlements on derivatives not qualifying for hedge accounting, partially offset by an increase in other expenses. Adjusted net interest income increased for the first quarter of 2017 compared to the same period in 2016 due to the positive net impact of the increase in LIBOR on net interest settlements between periods. Comparative adjusted income and adjusted net interest income for the three months ended March 31, 2017 and 2016 are calculated as follows:

	Three Months Ended
	03/31/2017	03/31/2016
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited
Net Income, as reported under GAAP for the period	$53,716	$40,474
Affordable Housing Program (AHP) assessments	5,970	4,498
Income before AHP assessments	59,686	44,972
Derivative (gains) losses[1]	(5,786)	46,242
Trading (gains) losses	(4,687)	(49,204)
Prepayment fees on terminated advances	(870)	(489)
Total excluded items	(11,343)	(3,451)
Adjusted income (a non-GAAP measure)	$48,343	$41,521
_________

[1]	Consists of fair value changes on derivatives and hedging activities excluding net interest settlements (see next table) on derivatives not qualifying for hedge accounting.

	Three Months Ended
	03/31/2017	03/31/2016
Calculation of Adjusted Net Interest Income:	(Amounts in thousands) Unaudited
Net interest income, as reported under GAAP for the period	$66,672	$64,870
Net interest settlements on derivatives not qualifying for hedge accounting	(5,183)	(12,244)
Prepayment fees on terminated advances	(870)	(489)
Adjusted net interest income (a non-GAAP measure)	$60,619	$52,137

Management uses adjusted income to evaluate the quality of FHLBank's ongoing earnings. FHLBank management believes that the presentation of income as measured for management purposes enhances the understanding of FHLBank’s performance by highlighting its underlying results and profitability. Since FHLBank is primarily a “hold-to-maturity” investor and does not trade derivatives, management believes that adjusted income and ROE based upon adjusted income (adjusted ROE, a non-GAAP measure) are helpful in understanding FHLBank's operating results and provide a meaningful period-to-period comparison. By removing volatility created by fair value fluctuations and items such as prepayment fees, FHLBank can compare longer-term trends in earnings that might otherwise be indeterminable.

Although FHLBank calculates its non-GAAP financial measures consistently from period to period using appropriate GAAP components, non-GAAP financial measures are not required to be uniformly applied and are not audited. These non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of its performance, but they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

FHLBank uses a comparison of adjusted ROE to the average overnight Federal funds rate as a key measure of effective utilization and management of members’ capital. The increase in adjusted ROE between the comparative periods is mostly a function of increases in adjusted net interest income, despite the increase in average capital as a result of the increase in advances.

Adjusted ROE spread for the three months ended March 31, 2017 and 2016 is calculated as follows:

	Three Months Ended
	03/31/2017	03/31/2016
Calculation of Adjusted ROE Spread:	(Dollar amounts in thousands) Unaudited
Average GAAP total capital for the period	$2,274,491	$2,092,538
ROE, based upon GAAP net income	9.58%	7.78%
Adjusted ROE, based upon adjusted income	8.62%	7.98%
Average overnight Federal funds effective rate	0.70%	0.37%
Adjusted ROE as a spread to average overnight Federal funds effective rate	7.92%	7.61%

Housing and Community Development Programs
In 2017, FHLBank will offer, through its members, a minimum of $11.6 million in Affordable Housing Program (AHP) grants for the purchase, construction or rehabilitation of housing that is affordable to very low-, low- and moderate-income households. The maximum subsidy per project is $750,000 with a maximum subsidy per unit of $30,000. The AHP application period will open May 15, 2017. Refer to FHLBank’s website (www.fhlbtopeka.com) for details and to learn about AHP Online, FHLBank’s new automated online system.

FHLBank Topeka will allocate a minimum of $6.2 million for its 2017 Homeownership Set-aside Program (HSP). The HSP, through FHLBank members, provides down payment and closing cost assistance of up to $5,000 per eligible household. Approximately 1,240 households may experience homeownership for the first time through our 2017 HSP. The HSP funding period will open on May 15, 2017. Refer to FHLBank’s website for details (www.fhlbtopeka.com) and to learn about HSP Online, FHLBank’s new automated online system.

Financial Highlights
Attached are highlights of FHLBank’s financial position as of March 31, 2017 and December 31, 2016 and highlights of the results of operations for the three months ended March 31, 2017 and 2016. FHLBank’s Form 10-Q for the quarter ended March 31, 2017 will be available on the SEC website (www.sec.gov), as well as FHLBank’s website (www.fhlbtopeka.com), as soon as FHLBank files the Form 10-Q with the SEC on or about May 4, 2017.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; effects of derivative accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; volatility of market prices, interest rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures or mergers, changes in the principal place of business of members or changes in the Federal Housing Finance Agency regulations on membership standards; our ability to declare dividends or to pay dividends at rates consistent with past practices; soundness of other financial institutions, including FHLBank members, nonmember borrowers, counterparties, and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	03/31/2017	12/31/2016
Financial Position
Investments[1]	$14,286,143	$13,609,653
Advances	25,822,945	23,985,835
Mortgage loans held for portfolio, net	6,700,948	6,640,725
Total assets	47,091,131	45,216,749
Deposits	579,805	598,931
Consolidated obligations, net[2]	44,176,078	42,497,676
Total liabilities	44,961,702	43,254,301
Total capital stock	1,352,345	1,226,675
Retained earnings	767,556	735,196
Total capital	2,129,429	1,962,448

Regulatory capital[3]	2,122,165	1,964,541

	Three Months Ended
	03/31/2017	03/31/2016
Results of Operations
Interest income	$169,937	$142,807
Interest expense	103,265	77,937
Net interest income before loan loss (reversal) provision	66,672	64,870
Provision (reversal) for credit losses on mortgage loans	(45)	(257)
Net gain (loss) on trading securities	4,687	49,204
Net gain (loss) on derivatives and hedging activities	603	(58,486)
Other income	2,595	2,766
Other expenses	14,916	13,639
Income before assessments	59,686	44,972
AHP assessments	5,970	4,498
Net income	53,716	40,474

Net interest margin[4]	0.54%	0.55%
Weighted average dividend rate[5]	5.73%	5.32%

[1]	Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.

[3]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A Common Stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B Common Stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[4]	Net interest income as a percentage of average earning assets.

[5]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.